EXHIBIT 31.2

CERTIFICATION

I, Vittal Vasista, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of REGENXBIO Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 23, 2016	/s/ Vittal Vasista
Vittal Vasista
Chief Financial Officer (Principal Financial and Accounting Officer)